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                                                                       EXHIBIT 5


                                  July 6, 2001

Board of Directors
LAYNE CHRISTENSEN COMPANY
1900 Shawnee Mission Parkway
Mission Woods, Kansas  66205

Gentlemen:

                  Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") of Layne Christensen Company, a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission on or about July 6, 2001, for the purpose of registering under the Securities Act of 1933, as amended, 250,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company. Said 250,000 shares of Common Stock are proposed to be issued upon purchase by participants pursuant to the Layne Christensen Capital Accumulation Plan.

                  I have examined the Company's Restated Certificate of Incorporation and all amendments thereto, the Bylaws of the Company, as presently in effect, minutes of the applicable meetings of the Board of Directors, Compensation Committee of the Board of Directors and stockholders of the Company, together with such other corporate records, certificates of public officials and other documents as I have deemed relevant to this opinion.

                  Based upon the foregoing, it is my opinion that:

                  1. If all of the conditions set forth in the Plan and related trust agreement are satisfied, the common stock, as held by and in connection with the Plan in accordance with the terms set forth therein will be duly authorized, validly issued, fully paid and nonassessable.

2. Assuming that all terms and conditions of the Plan and the related trust agreement are fulfilled, the Plan interests which are to be purchased by employees, at their election, through salary deferrals by payroll deductions will be duly authorized, validly issued, fully paid and nonassessable.

                  I hereby consent to the reference to myself under the heading "Interests of Named Experts and Counsel" in the Registration Statement. I also consent to the inclusion of this opinion in the Registration Statement as an exhibit thereto.

                                            Sincerely,

                                            /s/ Steven F. Crooke

                                            Steven F. Crooke